Exhibit 99.1

Worksport Ltd. Reports Fiscal Year 2024 Results, Achieves 455% Year-Over-Year Revenue Growth

Company Outlines Strong Momentum in Margins, Revenue, and Business Growth Entering 2025

West Seneca, New York, March 27, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, today announced financial results and significant operational achievements for fiscal year 2024. Marking a transformational year with record revenue growth, expanded product lines, and provided an optimistic outlook for fiscal year 2025.

Highlights from Fiscal Year 2024:

●	Record-Breaking Revenue Growth: Worksport reported net sales of $8.48 million, a remarkable increase of 455% from $1.53 million in 2023, driven by robust direct-to-consumer online sales, expanding business-to-business deals, and successful U.S. manufacturing ramp-up.

●	Margin Expansion and Profitability Path: Strategic shifts toward higher-margin, Worksport-branded products significantly enhanced profitability metrics, particularly evident in the end of Q4 2024 with gross margins rising nearly 3x that of Q3. Worksport expects fiscal 2025 gross margins to align more closely with those achieved in December 2024, supporting a continued growth trajectory.

●	Quarterly Milestone: Q4 2024 net sales were $2.93 million, an approximately 250% year-over-year increase from $839,000 in Q4 2023. The strong holiday season demand across e-commerce and distribution networks pushed results above the Company’s previous FY 2024 revenue guidance of $6–$8 million.

Financial Position Strengthened:

●	Year-end cash and equivalents increased to $4.88 million, with an additional $6.7 million raised through a warrant inducement transaction in March 2025.

●	Inventory strategically increased to $5.19 million to meet anticipated 2025 demand, while strengthen resiliency against macroeconomic supply chain uncertainties. Working capital improved to $7.3 million, offering greater flexibility for growth.

Steven Rossi, Founder & CEO of Worksport, stated: “Our 2024 results show a remarkable transformation. We expanded U.S. manufacturing, accelerated top-line growth, and repositioned our product lineup for higher margins. As we enter 2025, we have multiple catalysts—from advanced tonneau covers like the AL4 and HD3 to our highly anticipated SOLIS and COR energy solutions. Our focus is to scale production efficiently, drive robust revenue expansion, and chart a clear path to profitability for the benefit of our shareholders.”

2025 Outlook & Guidance

●	Projected Revenue: Worksport expects FY 2025 net sales in the range of $20 million to $34.5 million, driven by growing demand for its premium hard-folding covers, the upcoming SOLIS solar-integrated tonneau, and COR mobile battery system.

●	Margin Expansion: With production scaling, a shift away from lower-margin private-label lines, and the launch of higher-value products, the Company anticipates gross margins reaching 25%-30% by late 2025.

●	Path to Profitability: Management is focused on operational efficiency and cost discipline to target breakeven and potential cash-flow positivity by year-end 2025, contingent on achieving the upper range of its revenue and margin targets.

Additional Highlights Include:

●	B2C Sales Growth: Online sales skyrocketed from $21,599 in Q3 2023 to $1.59 million in Q3 2024, now making up 51% of total revenue.

●	Government Sales Traction: Worksport initiated sales to a U.S. government agency, positioning itself for future business development.

●	New Product Launches: The highly anticipated AL4 tonneau cover is set to debut in Q4 this year and is expected to become a revenue-driving force in 2025, while the SOLIS and COR products are in Alpha testing, with a full market launch slated for Q2/Q3 next year.

Worksport FY & Q4 Conference Call

For detailed insights on the quarter, and management commentary, please attend our scheduled conference call. It will occur at 8:am ET on Thursday March 27, 2025. You may attend with this link: [Worksport FY & Q4 2024 Conference Call]

Investors are highly encouraged to review the prepared remarks and conference call deck will be available at Worksport’s Investor Relations website.

Worksport Full-Year 2024 Report: Balance Sheet & Income Statement

Below is a summary excerpt from the Financial Statements section of ‘Worksport 10-K 2024’ covering the fiscal year ended December 31, 2024. Investors are encouraged to review the complete 10-K filing and the accompanying Prepared Remarks, both linked above, for full context and analysis.

Worksport Ltd.

Consolidated Balance Sheets

December 31, 2024 and 2023

	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$4,883,099	$3,365,778
Accounts receivable, net	42,589	463,122
Other receivable	169,728	165,865
Inventories, net (Note 3)	5,190,054	3,631,492
Prepaid expenses and deposits (Note 6)	192,192	1,497,249
Total Current assets	10,477,662	9,123,506
Investment (Note 11)	66,308	90,731
Property and equipment, net (Note 4)	13,644,226	14,483,436
Operating lease right-of-use assets (Note 12)	595,415	917,354
Intangible assets, net (Note 5)	953,049	1,338,889
Total assets	$25,736,660	$25,953,916
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,526,630	$1,260,285
Accrued liabilities and other	800,283	190,896
Accrued compensation	377,112	85,010
Related party loan	—	2,192
Long-term debt, current portion (Note 13)	222,992	5,300,000
Lease liability, current portion (Note 12)	246,535	328,229
Total current liabilities	3,173,552	7,166,612
Lease liability, excluding current portion (Note 12)	368,472	608,761
Long-term debt, excluding current portion (Note 13)	4,781,005	—
Total liabilities	8,323,029	7,775,373

Shareholders’ equity
Series A & B Preferred Stock, $0.001 par value, 10,010 shares authorized, 100 Series A and 0 Series B issued and outstanding, respectively (Note 7)	—	—
Common stock, $0.001 par value, 29,900,000 shares authorized, 4,016,205 and 2,032,050 shares issued and outstanding, respectively (Note 7)	4,016	2,032
Additional paid-in capital	79,781,674	64,685,693
Share subscriptions receivable	(1,577)	(1,577)
Share subscriptions payable	2,115,064	1,814,152
Accumulated deficit	(64,476,966)	(48,313,177)
Cumulative translation adjustment	(8,580)	(8,580)
Total shareholders’ equity	17,413,631	18,178,543
Total liabilities and shareholders’ equity	$25,736,660	$25,953,916

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-K.

Worksport Ltd.

Consolidated Statements of Operations and Comprehensive Loss

December 31, 2024 and 2023

	2024	2023

Net sales	$8,484,379	$1,529,632
Cost of sales	7,578,729	1,289,118
Gross profit	905,650	240,514

Operating expenses
Research and development	2,289,940	1,669,318
General and administrative	8,678,994	7,974,362
Sales and marketing	2,386,504	1,483,054
Professional fees	3,030,931	3,853,134
Gain on foreign exchange	(14,885)	(2,693)
Total operating expenses	16,371,484	14,977,175
Loss from operations	(15,465,834)	(14,736,661)

Other income (expense)
Interest expense	(726,095)	(616,214)
Interest income	37,492	239,353
Rental income (Note 17)	76,413	184,564
Other	(85,765)	—
Total other income (expense)	(697,955)	(192,297)

Net loss	(16,163,789)	(14,928,958)

Loss per share (basic and diluted)	$(5.84)	$(8.44)
Weighted average number of shares (basic and diluted)	2,768,732	1,768,991

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-K.

The link below will take you to the Worksport Investor Relations Website. You may download the accompanying earnings call prepared remark and deck there, investors are highly encouraged to review this material:

●	FY & Q4 2024- Earnings Call Prepared Remarks - Download Here

Stay Connected

●	Investor Newsletter: Investors and customers are invited to follow Worksport’s progress as it builds on this momentum and strives to redefine industry standards with each new corporate development. Link to Newsletter

●	Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com E: investors@worksport.com W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook,

LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook	LinkedIn
YouTube	Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.